EXHIBIT 10.8


                           ABSZ STOCK LOAN AGREEMENT
                              STOCK LOAN AGREEMENT

     THIS AGREEMENT, made and entered into this 9th day of May, 2005, by and between Judith A. Bogardus, 305 Fairway Road, Sanford, Florida, 32773, Harry M. Zachem, 2928 Eastbrook Court, Lexington, Kentucky and James W. Stuckert, 501 South 4th Avenue, Louisville, Kentucky 40202 (hereinafter referred to jointly and individually as "Lenders") and ABSZ, LLC, a Kentucky limited liability corporation, with its principal place of business at 325 West Main Street, Suite 240, Lexington, Kentucky 40507 (hereinafter referred to as "ABSZ"), and Equity
Technologies & Resources, Inc. a Delaware corporation, and its subsidiary, Verified Prescription Safeguards, Inc., a Florida corporation, with their principal places of business at 6031 Russell Cave Road, P.O. Box 12012,
Lexington, Kentucky 40579 (hereinafter referred to as "ETCR/VPS") jointly and severally, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree to the following terms and conditions.

     (1) The Lenders each agree to loan five hundred thousand (500,000) unrestricted shares of Class A Common Stock in Equity Technologies & Resources, Inc. (ETCR), being a total of one million five hundred thousand (1,500,000) shares, to ABSZ for the use and benefit of ETCR/VPS in order for ABSZ to pay for accounting, auditing, tax and legal work to enable ETCR/VPS to make current filings with the U.S. Securities and Exchange Commission in order maintain its current stock registration and to operate as a viable public company.

     (2) ABSZ agrees to open a trading account at Lexington Investment Company, in Lexington, Kentucky for the purpose of selling said shares to raise the maximum amount of money possible, under the circumstances, to expedite the work referred to above, said trading account shall have checking account privileges requiring two signatures of Frank B. Barker, Managing Member of ABSZ, LLC, and Harry M. Zachem, Member of ABSZ, LLC, both of Lexington, Kentucky.

     (3) ETCR/VPS acknowledges that ABSZ is a non-affiliate of ETCR/VPS.

     (4) ETCR/VPS and ABSZ agree to arrange for the aforementioned work to be done as expeditiously as possible, with ABSZ providing oversight of all such work, obtaining invoices from and making direct payments to the accountants, auditors, and attorneys performing said work, and in return for said payments, ETCR/VPS agrees to issue three million five hundred thousand (3,500,000) shares of unrestricted Class A Common Stock to ABSZ, for equal distribution of one million shares (1,000,000) each to the Lenders with five hundred thousand shares (500,000) to Frank B. Barker, Managing Member, or his designee, upon filing all necessary documents with the U.S. Securities and Exchange Commission and Internal Revenue Service and ETCR/VPS meets regulatory guidelines to issue said shares, said shares shall immediately be issued.

     (5) As stated in (1) above, the purpose and intent of this Agreement is to provide the means for ETCR/VPS to have sufficient funds to pay for accounting, auditing, tax and legal work necessary to enable ETCR/VPS to make current filings with the U.S. Securities and Exchange Commission and Internal Revenue Service in order to maintain its current stock registration and to operate as a viable company and for the resulting benefit of all stockholders. In the event


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trading of ETCR is halted,  thereby  preventing the filing of documents referred to above and/or in the event the registration of the stock in ETCR/VPS is terminated; and in the unlikely event of the untimely death or the voluntary separation from ETCR/VPS of James Arch, Chairman of the Board and James K. Millard, President & CEO, it is also the intent of this document for all to know that ETCR/VPS intends for ABSZ, LLC to initiate the most efficient and expedient means possible to carry out these actions.

     (6) ETCR/VPS agrees to hold ABSZ and the Lenders, their successors, heirs and assigns, harmless from any liability or loss either directly or indirectly related to this transaction and further agrees to fully indemnify the Lenders, their heirs and assigns, for any loss or expense incurred of whatsoever kind or nature with respect to this transaction or any other transaction involving ABSZ and the Lenders, their heirs and assigns.

     Executed by the "Lenders" and "ABSZ" and "ETCR/VPS" this on various dates in June, 2005, with the last date noted below being the effective date of this Agreement. It is acknowledged and expressly agreed to by all parties hereto that signatures may be executed separately, at different times and places, and transmitted by facsimile or other electronic means to be a part of this original document, without affecting the validity of this Agreement



JUDITH A. BOGARDUS,        HARRY M. ZACHEM,          JAMES W. STUCKERT,
LENDER                     LENDER                    LENDER

/s/Judith A. Bogardus      /s/Harry M. Zachem        /s/ James W. Stuckert
---------------------      ----------------------    ---------------------

 DATE: ______________      DATE:________________     DATE:_______________


ABSZ, LLC

 /s/ Frank B. Barker
--------------------
FRANK B. BARKER,
MANAGING MEMBER

DATE:____________


EQUITY TECHNOLOGIES & RESOURCES, INC
VERIFIED PRESCRIPTION SAFEGUARDS, INC

/s/James Arch
--------------------------------------
JAMES ARCH, DIRCTOR AND CHARIMAN OF THE BOARD

DATE:_______________


/s/ James K. Millard
--------------------------------------
JAMES K. MILLARD, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER

DATE:________________